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Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the consolidated financial statements of Falcon Holding Group, L.P. dated March 17, 1998 and the balance sheet of Falcon Funding Corporation dated March 31, 1998 in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-55755) and related Prospectus of Falcon Holding Group, L.P. and Falcon Funding Corporation for the registration of 8.375% Senior Debentures and 9.285% Senior Discount Debentures.

Our audits also included the financial statement schedule of Falcon Holding Group, L.P. listed in Item 16(b). This schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ Ernst & Young LLP
                                       -----------------------

Los Angeles, California
July 31, 1998